2015 Director Election Report

November 13, 2015

Dear Stockholder:

The Federal Home Loan Bank of New York (“FHLBNY”) is pleased to announce that Mr. John R. Buran, Ms. Caren S. Franzini, Mr. Thomas L. Hoy and Dr. DeForest B. Soaries, Jr. have been elected to serve on the Board of Directors (“Board”) of the FHLBNY commencing on January 1, 2016. Details follow below.

1.	Mr. Buran, President and CEO, Flushing Bank, Uniondale, NY, was elected by the FHLBNY’s New York members on November 6, 2015 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2016. Mr. Buran currently serves on the FHLBNY’s Board; his term expires on December 31, 2015.

In addition, Mr. Hoy, Chairman, Glens Falls National Bank & Trust Co., Glens Falls, NY, was also elected by the FHLBNY’s New York members on November 6, 2015 to serve on the FHLBNY’s Board as a Member Director representing New York for a four year term of office commencing on January 1, 2016. Mr. Hoy currently serves on the FHLBNY’s Board; his term expires on December 31, 2015.

A total of 209 FHLBNY members in New York were eligible to vote in this election. Of this number, 116 members voted, representing 55.50% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open New York Member Directorships was 7,968,179. Mr. Buran received 3,885,232 votes and Mr. Hoy received 3,467,431 votes.

In addition to Mr. Buran and Mr. Hoy, these candidates were on the ballot: Mr. John M. Tolomer, President and CEO, The Westchester Bank, White Plains, NY, who received 684,555 votes, Mr. Anthony Milone, Chairman, President and CEO of Cross County Savings Bank, Middle Village, NY, who received 407,035 votes; and Mr. Damian M. Kozlowski, President and CEO, Modern Bank, N.A., New York, NY, who received 132,652 votes.

2.	Both candidates participating in the FHLBNY’s 2015 election of Independent Directors to the Board — Ms. Franzini, President of Franzini Consulting, LLC, Lambertville, NJ; and Dr. Soaries, Senior Pastor of the First Baptist Church of Lincoln Gardens, Somerset, NJ — were elected by eligible members throughout the FHLBNY’s membership district on November 6, 2015 to serve on the FHLBNY’s Board for four year terms of office that commence on January 1, 2016. Dr. Soaries currently serves on the FHLBNY’s Board; his term expires on December 31, 2015.

A total of 332 FHLBNY members were eligible to vote in this election. Of this number, 175 members voted, representing 52.71% of total eligible voting participants. The total number of eligible votes that could be cast for each of the two open Independent Directorships was 11,801,269. To be elected as an Independent Director, each candidate needed to receive at least 20 percent of the total number of eligible votes, and this threshold was passed by both candidates:

•	Ms. Franzini received 6,015,714 votes, representing 50.97% of the total number of eligible votes.

•	Dr. Soaries received 5,718,672 votes, representing 48.45% of the total number of eligible votes.

Biographical information in alphabetical order provided by each of the four Directors elected in 2015 to serve on the Board commencing on January 1, 2016 is attached for your information.

Thank you for participating in this year’s director election process. Your contribution helps ensure sound and diverse representation on our Board of Directors for the mutual benefit of the FHLBNY and all the stockholders the FHLBNY serves.

Sincerely,

/s/
José R. González
President and Chief Executive Officer

BIOGRAPHICAL INFORMATION
REGARDING FEDERAL HOME LOAN BANK OF NEW YORK DIRECTORS
WITH TERMS COMMENCING JANUARY 1, 2016

Mr. John R. Buran is Director, President and Chief Executive Officer of Flushing Financial Corporation, the holding company for Bank member Flushing Bank (formerly Flushing Savings Bank). He joined the holding company and the bank in 2001 as Chief Operating Officer and he became a Director of these entities in 2003. In 2005, he was named President and Chief Executive Officer of both entities. Mr. Buran’s career in the banking industry began with Citibank in 1977. There, he held a variety of management positions including Business Manager of their retail distribution in Westchester, Long Island and Manhattan and Vice President in charge of their Investment Sales Division. Mr. Buran left Citibank to become Senior Vice President, Division Head for Retail Services of NatWest Bank and later Executive Vice President of Fleet Bank’s (now Bank of America) retail branch system in New York City, Long Island, Westchester and Southern Connecticut. He also spent time as a consultant and Assistant to the President of Carver Bank. Mr. Buran is past Chairman and current Board member of the New York Bankers Association. Mr. Buran has served on the Board of the Federal Home Loan Bank of New York since 2010. He is Chairman of the Risk Committee and serves on the Audit, Technology and Executive Committees. In 2011, he was appointed to the Community Depository Institutions Advisory Council of The Federal Reserve Bank of New York. In 2012 he was appointed to the Nassau County Interim Finance Authority by Governor Andrew Cuomo. Mr. Buran has devoted his time to a variety of charitable and not-for-profit organizations. He has been a Board member of the Long Island Association, both the Nassau and Suffolk County Boy Scouts, EAC, Long Island University, the Long Island Philharmonic and Channel 21. He was the fundraising Chairman for the Suffolk County Vietnam Veteran’s War Memorial in Farmingville, New York and has been recipient of the Boy Scouts’ Chief Scout Citizen Award. His work in the community has been recognized by Family and Children’s Association, and Gurwin Jewish Geriatric Center. He was also a recipient of the Long Island Association’s SBA Small Business Advocate Award. Mr. Buran was honored twice with St. Joseph’s College’s Distinguished Service Award. Mr. Buran also serves on the Advisory Board and is a former Board President of Neighborhood Housing Services of New York City. He is a Board member of The Korean American Youth Foundation. Mr. Buran also serves on the Board of the Long Island Conservatory. He holds a B.S. in Management and an M.B.A., both from New York University.

Ms. Caren S. Franzini is President of Franzini Consulting, LLC providing strategic assistance with real estate development projects; identifying local, state and federal incentives to fill funding gaps; and creating and enhancing lending and incentive programs for economic development organizations. Previously she served as Chief Executive Officer of the New Jersey Economic Development Authority (NJEDA) from January 1994 until October 2012. As the CEO Ms. Franzini oversaw the organization’s activities including providing financing to small and mid-sized businesses; administering tax incentives to retain and grow jobs; revitalizing communities through redevelopment initiatives; and supporting entrepreneurial development. Ms. Franzini managed an organization with over $500 million in assets and a $28 million operating budget. Annually NJEDA provided between $600-$800 million in financial assistance to businesses, not for profits and public organizations throughout New Jersey to leverage additional private sector investment and the retention and growth of jobs. Prior to joining the NJEDA, Ms. Franzini was an Assistant State Treasurer with the New Jersey Department of the Treasury responsible for analyzing state leases and public debt. Before that, she was employed at the Port Authority of New York and New Jersey and with Public Financial Management. Ms. Franzini has been recognized for her contributions to business growth and economic development in the state. She is the recipient of numerous awards including the New Jersey Business & Industry Association’s Paul L. Troast Award for her commitment to improving the state’s economy; the Wharton Club of New York’s Joseph Wharton Award for Social Impact; the Pinnacle Business Advocate Award from the Chamber of Commerce Southern New Jersey; the EDANJ’s Franklin-Maddocks Award for Excellence in Economic Development; Plan Smart NJ’s Outstanding Leadership & Economic Development Achievement Awards and Monmouth University’s Kislak Real Estate Institute’s Service to the Industry Award. Ms. Franzini currently is on the Board of Directors of: NJM Insurance Group and serves on the Audit, Investment and Executive Committees; the NJ Business and Industry Association and is a member of the Executive and Finance Committees; Horizon Blue Cross NJ Foundation Board; New Jersey Community Development Corporation and serves on the Audit Committee; NJ Future and the NJ Alliance for Action. She also serves as a Visiting Associate at Rutgers University’s Eagleton Institute of Politics. Ms. Franzini holds a Bachelor of Arts degree in Urban Studies from the University of Pennsylvania and a Master of Business Administration degree in Finance and Public Management from the Wharton School of the University of Pennsylvania.

Mr. Thomas L. Hoy serves as Chairman of Bank member Glens Falls National Bank and Trust Company; he also served as CEO of the company through December 31, 2012. He is also Chairman of Arrow Financial Corporation, the holding company for Glens Falls National Bank and Trust Company and Bank member Saratoga National Bank and Trust Company; he served as President of the company through June 30, 2012 and CEO of the company through December 31, 2012. Mr. Hoy joined Glens Falls National Bank in 1974 as a Management Trainee and became President of the Bank on January 1, 1995. He became President of Arrow in 1996 and CEO in 1997. Mr. Hoy is a graduate of Cornell University and has been active in various banking organizations, including serving as past President of the Independent Bankers Association of New York, past Chairman of the New York Bankers Association, and past member of the American Bankers Association Board of Directors. Mr. Hoy served four years on active duty in the Navy as a Surface Warfare Officer on various destroyers, and retired after twenty years as a Commander in the U.S. Naval Reserve. He has been extremely active in his community, serving on numerous Boards and leading several community fundraising efforts. He has been recognized for his community service with the J. Walter Juckett Award from the Adirondack Regional Chambers of Commerce, the Twin Rivers Council’s Good Scout Award, the C.R. Wood Theater’s Charles R. Wood Award, the Warren County Bar Association Liberty Bell Award, and the Henry Crandall Award from the Crandall Public Library. Mr. Hoy currently serves as a Director of the Federal Home Loan Bank of New York and is Chairman of the Strategic Planning Committee, Vice Chair of the Audit Committee, and a member of the Risk Committee.

Dr. DeForest B. Soaries, Jr. has served as the Senior Pastor of First Baptist Church of Lincoln Gardens (“FBCLG”) in Somerset, New Jersey since November 1990. His pastoral ministry focuses on spiritual growth, educational excellence, economic empowerment, and faith-based community development. As a pioneer of faith-based community development, Dr. Soaries’ impact on FBCLG and the community has been tremendous. In 1992, he founded the Central Jersey Community Development Corporation (“CJCDC”), a 501(c)(3) non-profit organization that specializes in helping vulnerable neighborhoods. In 1996, the CJCDC launched Harvest of
Hope Family Services Network, Inc. This organization seeks to develop permanent solutions for foster children and parents. From 1999 to 2002, Dr. Soaries served as New Jersey’s Secretary of State, making him the first African-American male to do so. He also served as the former chairman of the United States Election Assistance Commission, which was established by Congress to implement the “Help America Vote Act” of 2002. In 2005, Dr. Soaries launched the dfree® Financial Freedom Movement. The dfree® strategy teaches people how to break free from debt. In 2011, Dr. Soaries wrote his first book: “dfree®: Breaking Free from Financial Slavery” (Zondervan), which highlights his top 12 keys to debt-free living. Dr. Soaries currently serves as an Independent Director at Independence Realty Trust, a position he has held since February 2011. He has also served as an Independent Director of the Federal Home Loan Bank of New York since January 2009, is Vice Chair of the Board’s Compensation and Human Resources Committee, and serves on the Housing and Technology Committees. In January 2015, he became a Director of Ocwen Financial Corporation. Dr. Soaries earned a Bachelor of Arts Degree from Fordham University, a Master of Divinity Degree from Princeton Theological Seminary, and a Doctor of Ministry Degree from United Theological Seminary. Dr. Soaries resides in Monmouth Junction, New Jersey with his wife, Donna, and twin sons.